Exhibit (10) (i) 74


                INSTRUMENT OF APPOINTMENT AND ACCEPTANCE OF AGENT

                                       AND

                      AMENDED AND RESTATED CREDIT AGREEMENT


      Instrument of Appointment and Acceptance of Agent and Amended and Restated Credit Agreement ("Amendment") dated as of January 3, 2001, among CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a New York corporation (the "Borrower"), the banks party hereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as resigning Agent (the "Resigning Agent") for the Banks (as defined in the Credit Agreement referred to below), and THE CHASE MANHATTAN BANK, as successor Agent (the "Successor Agent") for the Banks.

                                R E C I T A L S:

      WHEREAS, the Borrower is a party to a Credit Agreement dated as of October 23, 1996 (the "Credit Agreement") with the banks party thereto and the Resigning Agent; and

      WHEREAS, the Resigning Agent has delivered written notice of its resignation as Agent under the Credit Agreement to the Banks and the Borrower, effective as of the Amendment Effective Date (as defined below), and the Banks, with the Borrower's approval, desire to appoint the Successor Agent as successor Agent; and

      WHEREAS, the parties desire to amend and restate the Credit Agreement concomitantly with the resignation of the Resigning Agent and the appointment of the Successor Agent, on the terms and conditions hereinafter set forth; and

      WHEREAS, the Morgan Guaranty Trust Company of New York (the "Assignor") agrees to assign and sell all of its rights under the Credit Agreement to The Chase Manhattan Bank (the "Assignee"), and the Assignee agrees to accept such assignment and assume all of the obligations of the Assignor under the Credit Agreement on the terms and conditions of the Assignment and Assumption Agreement set forth in Exhibit "A".

      NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1
                                CAPITALIZED TERMS

      SECTION 1.1. Unless otherwise indicated, all capitalized terms used herein, but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

      SECTION 1.2. The following terms, as used herein, have the following meanings:

            "Contemplated Transactions" means any of the sale of the Borrower's interest in (i) its fossil fueled generating plants pursuant to the Amended and Restated Settlement Agreement, dated January 2, 1998, by and among the Borrower, the Public Service Commission of the State of New York ("PSC"), and certain other parties thereto as subsequently modified and revised pursuant to an Order of the PSC dated February 19, 1998, an Agreement dated February 26, 1998 and an Order of the PSC dated June 30, 1998, copies of which are annexed hereto as Exhibit "B", including a sale, if elected, to a corporate affiliate for tax considerations; and (ii) the Nine Mile Point No. 2 nuclear plant if such sale is approved by the PSC, provided, however, that

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

in the event that the Borrower's senior credit rating is below "A-", the Borrower shall not distribute the proceeds of such sale without the prior written consent of the Required Banks.

            "Fee Letter" means the letter agreement between the Borrower and the Successor Agent dated November 9, 2000.

            "Successor Agent" means The Chase Manhattan Bank in its capacity as agent for the Banks under the Credit Agreement, as amended, and its successors in such capacity.

                                    ARTICLE 2
                       APPOINTMENT AND ACCEPTANCE OF AGENT

      SECTION 2.1. The Resigning Agent confirms that, pursuant to written notice dated January 3, 2001, it has notified the Banks and the Borrower that it resigns as Agent pursuant to Section 7.08 of the Credit Agreement, effective on the Amendment Effective Date.

      SECTION 2.2. The Banks, with the Borrower's approval, hereby appoint the Successor Agent as the successor Agent pursuant to Section 7.08 of the Credit Agreement.

      SECTION 2.3. The Successor Agent hereby accepts the appointment as the successor Agent under the Credit Agreement, as amended herein, such acceptance to be effective on the Amendment Effective Date. Upon the effectiveness of this Amendment, the Successor Agent shall automatically and without any further action be vested with all the rights, powers, discretion, privileges and duties of the Resigning Agent, and the Resigning Agent shall automatically and without any further action be

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

discharged from its duties and obligations under the Credit Agreement. All references hereafter in this Amendment to the Agent shall, unless otherwise expressly provided herein, be deemed a reference to the Successor Agent.

                                    ARTICLE 3
                         AMENDMENTS TO CREDIT AGREEMENT

      SECTION 3.1. The Credit Agreement is hereby amended as follows:

            a. All references to Morgan Guaranty Trust Company of New York shall be deemed to be references to The Chase Manhattan Bank.

            b. The first sentence of Section 5.10 is amended to read as follows:

                        "The Borrower will not (a) consolidate with or merge into any other Person or (b) sell, lease or otherwise transfer all or any substantial part of its assets (other than receivables) to any other Person, except the sale of assets under any of the Contemplated Transactions."

                                    ARTICLE 4
                  CONDITIONS OF EFFECTIVENESS OF THIS AMENDMENT

      This Amendment shall become effective on and as of the date (the "Amendment Effective Date") when and only if the following conditions have been satisfied, as determined by the Successor Agent:

      SECTION 4.1. The Successor Agent shall have received from each party hereto a counterpart of this Amendment duly executed by such party.

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

      SECTION 4.2. The Fee Letter shall have been executed by the Borrower and delivered to the Successor Agent.

      SECTION 4.3. The Assignee shall have received from the Assignor an executed Assignment and Assumption Agreement dated as of the Amendment Effective Date in the form of Exhibit "A" annexed hereto.

      SECTION 4.4. The Resigning Agent shall have delivered to the Successor Agent (i) any register or similar documentation which evidences that full status of any Loans; (ii) any funds held by the Resigning Agent pursuant to the Credit Agreement and the Notes thereunder, and (iii) such other and further assurances as the Successor Agent shall have reasonably requested.

      SECTION 4.5. The Successor Agent shall have received from the Borrower a certificate of a duly authorized officer of the Borrower stating that, as of the Amendment Effective Date, (i) all representations and warranties set forth in the Credit Agreement are correct and complete as if made on and as of the Amendment Effective Date and (ii) no event shall have occurred and be continuing, or shall occur as a result of the occurrence of the Amendment Effective Date, that constitutes a Default or Event of Default under the Credit Agreement.

      SECTION 4.6. The Successor Agent shall have received the following documentation:

            a. An opinion of Gould & Wilkie, LLP, counsel for the Borrower, substantially in the form of Exhibit "C" hereto and covering such additional matters relating to the transactions contemplated hereby

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

                  and under the Credit Agreement as the Required Banks may reasonably request;

            b. Evidence reasonably satisfactory to the Successor Agent that the approval of the New York State Public Service Commission with respect to the execution, delivery and performance by the Borrower of the Amendment has been obtained and is in full force and effect or that such approval is not necessary, which evidence may be in the opinion in the form of Exhibit "C"; and

            c. All documents the Successor Agent may reasonably request relating to any other matters relevant hereto, all in form and substance satisfactory to the Successor Agent.

                                    ARTICLE 5
                  BORROWER'S REPRESENTATIONS AND WARRANTIES

      The Borrower hereby represents and warrants:

      SECTION 5.1. The Borrower has the requisite corporate power and authority to enter into, perform and deliver this Amendment, and this Amendment has been duly authorized, executed and delivered.

      SECTION 5.2. This Amendment constitutes the valid and legally binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws effecting creditors' rights generally or by the effect of general principles of equity which may limit the enforceability of equitable remedies (whether in a proceeding at law or in equity).

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

                                    ARTICLE 6
                                  MISCELLANEOUS


      SECTION 6.1. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing such counterpart.

      SECTION 6.2. This Amendment shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

      SECTION 6.3. Any notice or other communication provided for herein with respect to the Successor Agent shall be writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, to The Chase Manhattan Bank, 12 Corporate Woods Boulevard, 4th Floor, Albany, New York 12211, Attention: David C. Horan, Jr., (telecopy number 518-436-9811); with a copy to DeGraff, Foy, Holt-Harris & Kunz, LLP, 90 State Street, Albany, New York 12207, Attention: Terence J. Devine, Esq. (telecopy number 518-436-0210).

      SECTION 6.4. Except as specifically amended hereby, the Credit Agreement and the Note are restated and if set forth at length herein and shall remain in full force and effect in accordance with their respective terms.

      SECTION 6.5. All references to the Credit Agreement in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith shall be deemed to refer to the Credit Agreement as amended by this Amendment.

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

      IN WITNESS WHEREOF, the parties have caused this Instrument of Appointment and Acceptance of Agent and Amendment to Credit Agreement to be duly executed as of the day and year first above written.


                              CENTRAL HUDSON GAS & ELECTRIC CORPORATION


                        BY:          /s/ STEVEN V. LANT
                              ------------------------------------------------
                              Name:  Steven V. Lant
                              Title: Chief Financial Officer and Treasurer

                              MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                              Individually and as Resigning Agent


                        BY:          /s/ ROBERT BOTTAMEDI
                              ------------------------------------------------
                              Name:  Robert Bottamedi
                              Title: Vice President

                              THE CHASE MANHATTAN BANK, Individually and as
                                 Successor Agent


                        BY:          /s/ DAVID C. HORAN, JR.
                              ------------------------------------------------
                              Name:  David C. Horan, Jr.
                              Title: Vice President


                              THE BANK OF NEW YORK


                        BY:          /s/ JOHN W. HALL
                              ------------------------------------------------
                              Name:  John W. Hall
                              Title: Vice President


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

                              HSBC BANK U.S.A., f/k/a MARINE MIDLAND
                              BANK, N.A.


                        BY:         /s/ PATRICK DOULIN
                              ------------------------------------------------
                              Name: Patrick Doulin
                              Title:   Senior Vice President


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